WINTHROP REALTY TRUST ANNOUNCES RESULTS FOR
THIRD QUARTER 2011

DeclaredFourth Quarter 2011 Dividend

FOR IMMEDIATE RELEASE

Boston, Massachusetts – November 3, 2011 – Winthrop Realty Trust (NYSE:FUR),a leading real estate value investor,today announced financial and operating results for the third quarter ended September 30, 2011.  All per share amounts are on a diluted basis.

Financial Results

Three Months Ended September 30, 2011

Net income applicable to Common Shares for the quarter ended September 30, 2011 was $9.8 million, or $0.30 per Common Share as compared with net income per Common Share of $3.7 million, or $0.18 per Common Share for the quarter ended September 30, 2010.The Company’s weighted average diluted common shares outstanding was approximately 33.0 million in the third quarter of 2011, up from approximately 21.4 million in the comparable quarter of 2010.

Net income applicable to Common Shares for the quarter ended September 30, 2011 does not include the positive effects of a recently announced settlement at the Company's Churchill, Pennsylvania property and a subsequent long-term lease that was signed with Westinghouse Electric Company at the property. The benefits of these events are expected to be recorded in the quarter ended December 31, 2011. The impact on the Company's results in the third quarter as it relates to the Churchill property for such quarter was $(0.6) million or $(0.02) per diluted share.

For the quarter ended September 30, 2011, the Company reported FFOapplicable to Common Shares of $18.0 million, or $0.55per Common Share as compared with FFO of $9.3 million, or $0.43 per Common Share for the third quarter of 2010.

Michael L. Ashner, Winthrop's Chairman and Chief Executive Officer commented, “We continue accessing opportunistic investments as well as progressing with the leasing of our newly acquired investments. Further, the Southern California office portfolio loan acquisition discussed below reconfirms our interest in significant investments involving fulcrum securities likely to lead to restructurings.  We arealso particularly pleased with the resolution of the litigation relating to our Churchill, Pennsylvania propertyas well as the discounted loan payoffs, the benefits of which should be realized commencing in thefourth quarter.”

2011Third Quarter Investment Activity

Acquisitions and Loan Asset Repayments

•
Invested an additional $7.0 million in the Vintage Housing venture, which owns interests in multi-family and senior housing properties located primarily in California and the Pacific Northwest.  The new investments include a loan on a planned new 231 unit multi-family project, the acquisition of additional general partner interests in seven of the existing investments and a purchase agreement to acquire 75% interests in the general partner of two multi-family properties comprising approximately 490 units.  This new investment increased the Company’s aggregate investment in Vintage to $32.2 million.  Vintage now has interests in 28 apartment communities, which ownapproximately 4,900 apartment units.

•	Received repayment of $10.0 million on the B Note secured by the Beverly Hills Hilton originallyacquired in December 2009 for $5.25 million.

•
Received from Marc Realty, full satisfaction of both its $4.9 million 8 South Michigan loan and $2.3 million 11 East Adams loan and partial satisfaction of $1.4 million on its 29 East Madison loan which has a remaining balance of $4.0 million.

Financing Activity

•	Negotiated and closed a $14.5 million discounted payoff ofan existing $23.8 million first mortgage loan encumbering the Company’s550-650 Corporetum and 701 Arboretum Lisle, Illinois properties.

Leasing Activity

•	Entered into a new 10-year leasefor approximately 9,200 square feet of space at its Deer Valley Professional Building, located in Phoenix, Arizona resulting in the property being 89%leased.

•
Executed a new lease with an initial term that expires December 2020, for approximately 74,500 square feet of space at the Meridian Corporate Center II (Crossroads II) office building located in Englewood, Colorado with TIC-The Industrial Company, a direct-hire, heavy industrial contractor.  The space will serve as TIC’s corporate headquarters and is expected to be occupied in February 2012.  As a result of this lease, Crossroads I and II are collectively 72% leased.

Fourth Quarter 2011 Activity

Churchill, Pennsylvania Settlement

•
The Company reached a settlement agreement with respect to a pending lawsuit relating to the Churchill, Pennsylvania property, providing for its dismissal, a payment to the Company of $6.5 million, the conveyance of approximately 148 acres of land and a waiver of all ground lease payments due fromthe Company for 2011.  The parties expect to start marketing for sale the Churchill property during the first half of 2012.

•
Entered into a new net lease with Westinghouse Electric Company, LLC for approximately 57,000 square feet of space at the Churchill property.  The lease has a term of 12 years and requires annual rent of $750,000 per year, increasing annually by 3%.  Westinghouse is responsible for all costs associated with the leased space and can terminate the lease at any time after the fifth anniversary by making a termination payment of $4.4 million which decreases each year thereafter.

Other Activity

•
A Winthrop led venture has committed to acquire a$117.9 million C note for a purchase price of $96.7 million in a $798.0 million first mortgage encumbering a 4.5 million square foot, 31 property portfolio of office properties situated throughout southern California.  The Company’s present commitment to the venture is approximately $72.0 million, which may be reduced in the future through the admission of additional joint venture partners.

•
Originated a $20.0 million mortgage loan collateralized by the Hotel Wales located in Manhattan, New York which loan bears interest at LIBOR plus 4%, with a 3% LIBOR floor (i.e. a minimum 7% rate on the loan), and matures in October 2013, with a one-year extension right.  Subsequently, the Company sold a $14.0 million senior participation which bears interest at LIBOR plus 1.25% with a 3% LIBOR floor, with the Company retaining a $6.0 million junior participation which provides for interest payments equal to the interest payable on the loan less the amount payable on the senior participation for an initial rate of 13.4%.

•
Obtained a $21.0 million mortgage loan secured by the  Company’s Newbury Apartments, 550/650 Corporetum and 701 Arboretum properties.  The loan bears interest at LIBOR plus 2.5%, matures October 2014, subject to two one-year extension terms, and requires payments of interest only through the initial term and payments of principal and interest based on a 25 year amortization schedule during the extended terms.  The proceeds from the loan, together with approximately $3.2 million of reserves, were used to satisfy the existing approximately $23.9 million loan encumbering Newbury Apartments which bore interest at 5.83%.

•
The joint venture that owns the property located at 450 West 14th Street, Manhattan, New York obtained its temporary certificate of occupancy from the New York City Buildings Department.  As a result, the Trust exercised its right to become the managing member of the entity.

•	Received payment of $23.0 million plus accrued interest in full satisfaction of its B-Note collateralized by Moffett Towers which was originally purchased in October 2010 at par.

Fourth Quarter 2011 Dividend Declaration

The Company’s Board of Trustees declared a dividend for the fourth quarter of 2011 of $0.1625 per Common Share payable on January 17, 2012 to common shareholders of record on December 30, 2011.

The Company also has declared the regular quarterly cash dividend of $0.40625 per Series B-1 Preferred Share and per Series C Preferred Share which is payable on January 31, 2012 to the holders of Series B-1 Preferred Shares or Series C Preferred Shares, as applicable, of record on December 30, 2011.

Financial Results for the Nine Months Ended September 30, 2011

Net income applicable to Common Shares for the nine months ended September 30, 2011 was $20.6million, or $0.67 per Common Shareas compared with net incomeof $12.4 million, or $0.59 per Common Sharefor the same period ended September 30, 2010. The Company’s weighted average diluted common shares was approximately 33.0 million in the nine months ended September 30, 2011, up from approximately 21.4 million in the comparable period of 2010.

Net income applicable to Common Shares for the nine months ended September 30, 2011 does not include the positive effects of a recently announced settlement at the Company's Churchill, Pennsylvania property and a subsequent long-term lease that was signed with Westinghouse Electric Company at the property. The benefits of these events will be recorded in the quarter ended December 31, 2011. The impact on the Company's results in the nine months ended September 30, 2011 as it relates to the Churchill property was $(2.8) million or $(0.09) per diluted share.

FFO for the nine months ended September 30, 2011 was $42.3million, or $1.37per Common Share as compared with FFO of $26.1 million, or $1.24 per Common Share for September 30, 2010.

Supplemental Financial Information

Further details regarding financial results, properties and tenants can be accessed at HUwww.winthropreit.comUH in the Investor Relations section.

Conference Call Information

The Company will host a conference call to discuss its thirdquarter 2011 results today, Thursday, November 3, 2011 at 12:00 pm Eastern Time.  Interested parties may access the live call by dialing (877) 407-9205 or (201) 689-8054, or via the Internet at HUwww.winthropreit.comUH within the News and Events section.A replay of the call will be available through December 2, 2011 by dialing (877) 660-6853; account #286, confirmation #378705.  An online replay will also be available through December 2, 2011.

About Winthrop Realty Trust

Winthrop Realty Trust, headquartered in Boston, Massachusetts, is a NYSE-listed real estate investment trust (REIT) focused on acquiring, owning, operating and investing in real property as well as real estate financial instruments including CMBS, Bonds, REIT Preferred and common stock.For more information, please visit our web-site at www.winthropreit.com.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  The statements in this release state the Company’s and management's hopes, intentions, beliefs, expectations or projections of the future and are forward-looking statements for which the Company claims the protections of the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995.  It is important to note that future events and the Company’s actual results could differ materially from those described in or contemplated by such forward-looking statements.  Factors that could cause actual results to differ materially from current expectations include, but are not limited to, (i) general economic conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or general downturn in their business, (iii) local real estate conditions, (iv) increases in interest rates, (v) increases in operating costs and real estate taxes, (vi) changes in accessibility of debt and equity capital markets and (vii) defaults by borrowers on loans.  Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company's filings with the Securities and Exchange Commission, copies of which may be obtained from the Company or the Securities and Exchange Commission.  The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled "Risk Factors" in the Company's most recent Annual Report on Form 10-K, as may be updated or supplemented in the Company's Form 10-Q filings, which discuss these and other factors that could adversely affect the Company's results.

Financial Results

Financial results for the three and ninemonths ended September 30, 2011 and 2010 are as follows (in thousands except per share amounts):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2011	2010	2011		2010
	(Unaudited)		(Unaudited)
Revenue
Rents and reimbursements	$10,840	$9,243		$33,061	$27,999
Interest, dividends and discount accretion	U 5,503	U 4,948		U20,269	U 11,747
	U16,343	U14,191		U53,330	U39,746
Expenses
Property operating	3,536	1,812		11,567	5,579
Real estate taxes	1,107	952		3,450	2,012
Depreciation and amortization	3,185	2,378		9,978	7,050
Interest	3,546	3,809		12,123	11,126
Impairment loss on investment in real estate	3,000	-		3,000	-
General and administrative	2,893	2,300		8,175	6,123
State and local taxes	U 12	U 7		U88	U 107
	U17,279	U11,258		U48,381	U31,997
Other income (loss)
Earnings from preferred equity investments	257	85		498	253
Equity in income (loss) of equity investments	2,820	(409)		4,340	(1,328)
Gain on sale of equity investments	207	-		207	-
Realized gain (loss) on sale of securities carried at fair Value	-	(185)		131	588
Unrealized gain (loss) on securities carried at fair value	(961)	2,490		(798)	4,280
Gain on extinguishment of debt	8,514	-		8,514	-
Unrealized gain(loss) on loan securities carried at fair value	(75)	581		2,772	3,593
Interest and other income	U 472	U 17		U1,008	U 94
	U 11,234	U 2,579		U 16,672	U 7,480

Income from continuing operations	10,298	5,512		21,621	15,229

Discontinued operations
Loss from discontinued operations	U(134)	U(1,529)		U2	U(2,045)
Consolidated net income	10,164	3,983		21,623	13,184
Income attributable to non-controlling interests	U(318)	U(175)		U(851)	U(595)
Net income attributable to Winthrop Realty Trust	9,846	3,808		20,772	12,589
Income attributable to non-controlling redeemable preferred interest	U(59)	U(59)		U(176)	U(230)
Net income attributable to Common Shares	$9,787	$3,749		$20,596	$12,359

Comprehensive income
Consolidated net income	$10,164	$3,983		$21,623	$13,184
Change in unrealized gain on available for sale securities	-	-		-	2
Change in unrealized gain on interest rate derivative	U -	U(20)		U63	U(8)
Comprehensive income	$10,164	$3,963		$21,686	$13,178

Per Common Share Data – Basic
Income from continuing operations	$0.30	$0.25		$0.67	$0.68
Loss from discontinued operations	U(0.00)	U(0.07)		U 0.00	U(0.09)
Net income attributable to Winthrop Realty Trust	$0.30	$0.18	$	U 0.67	$0.59

Per Common Share Data – Diluted
Income from continuing operations	$0.30	$0.25		$0.67	$0.68
Loss from discontinued operations	U(0.00)	U(0.07)		U 0.00	U(0.09)
Net income attributable to Winthrop Realty Trust	$0.30	$0.18	$	U 0.67	$0.59

Basic Weighted-Average Common Shares	32,949	21,412		30,889	21,064
Diluted Weighted-Average Common Shares	32,949	21,414		30,889	21,499

Funds From Operations:

The following presents a reconciliation of net income to funds from operations for the three and ninemonths ended September 30,2011 and 2010 (in thousands, except per share amounts):

	(unaudited)		(unaudited)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	U2011	U2010	U2011	U2010

Net income attributable to Winthrop Realty Trust	$9,846	$3,808	$20,772	$12,589
Real estate depreciation	2,094	1,569	6,298	4,583
Amortization of capitalized leasing costs	1,092	872	3,683	2,591
Loss on sale of real estate	58	-	58	-
Real estate depreciation and amortization of unconsolidated interests	2,996	2,245	7,635	6,646
Impairment loss on investment in real estate	3,000	1,720	3,000	2,720
Impairment loss on equity investments	-	-	3,800	-
Less: Non-controlling interest share of real estate depreciation and amortization	U(790)	U(787)	U(2,371)	U(2,371)

Funds from operations	18,296	9,427	42,875	26,758
Series C Preferred Share dividends	(59)	(59)	(176)	(230)
Allocations of earnings to Series B-1 Preferred Shares	(170)	(63)	(257)	(137)
Allocations of earnings to Series C Preferred Shares	U(82)	U(53)	U(176)	U(242)
FFO applicable to Common Shares-Basic	$17,985	$9,252	$42,266	$26,149

Weighted-average Common Shares	32,949	21,412	30,889	21,064

FFO Per Common Share-Basic	$0.55	$0.43	$1.37	$1.24

UDiluted
Funds from operations (per above)	$18,296	$9,427	$42,875	$26,758
Series C Preferred Share Dividends	(59)	(59)	(176)	(230)
Allocation of earnings to Series B-1 Preferred Shares (1)	(170)	(63)	(257)	(137)
Allocation of Earnings to Series C Preferred Shares	U(82)	U(53)	U(176)	U(242)
FFO applicable to Common Shares	$17,985	$9,252	$42,266	$26,149

Weighted-average Common Shares	32,949	21,412	30,889	21,064
Stock options (2)	-	2	-	2
Convertible Series C Preferred Shares (3)	U -	-	U -	U -
Diluted weighted-average Common Shares	32,949	21,414	30,889	21,066
FFO Per Common Share-Diluted	$0.55	$0.43	$1.37	$1.24

(1)	The Trust’s Series B-1 Preferred Shares were anti-dilutive for the three and nine months ended September 30, 2011 and 2010.
(2)	The Trust’s stock options were dilutive for the three and ninemonths ended September 30, 2010 and anti-dilutive for the three and nine months ended September 30, 2011.
(3)	The Trust’s Series C Preferred Shares were dilutive for the three and nine months ended September 30, 2010 and anti-dilutive for the three and nine months ended September 30, 2011.

FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income or loss determined in accordance with Generally Accepted Accounting Principles (“GAAP”), excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO and FFO per diluted share are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs. FFO and FFO per diluted share should be evaluated along with GAAP net income and income per diluted share (the most directly comparable GAAP measures), as well as cash flow from operating activities, investing activities and financing activities, in evaluating the operating performance of equity REITs. FFO and FFO per diluted share exclude the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, these non-GAAP measures can facilitate comparisons of operating performance between periods and among other equity REITs. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs as disclosed in the Company’s Consolidated Statements of Cash Flows. FFO should not be considered as an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flows as a measure of liquidity. In addition to FFO, the Company also discloses FFO before certain items that affect comparability. Although this non-GAAP measure clearly differs from NAREIT’s definition ofFFO, the Company believes it provides a meaningful presentation of operating performance. A reconciliation of net income to FFO is provided above. In addition, a reconciliation of FFO to FFO before certain items that affect comparability is provided above in this press release.

Consolidated Balance Sheets:
(in thousands, except share data)

	September 30,	December 31,
	2011	2010
	(Unaudited)	(Unaudited)
ASSETS
Investments in real estate, at cost
Land	$36,495	$37,142
Buildings and improvements	273,118	271,357
	309,613	308,499
Less: accumulated depreciation	(42,262)	(36,232)
Investments in real estate, net	267,351	272,267

Cash and cash equivalents	66,777	45,257
Restricted cash held in escrows	4,916	8,593
Loans receivable, net	115,889	110,395
Accounts receivable, net of allowances of $594 and $262, respectively	12,380	12,402
Securities carried at fair value	6,652	33,032
Loan securities carried at fair value	5,343	11,981
Preferred equity investments	13,402	4,010
Equity investments	106,156	81,937
Lease intangibles, net	25,394	26,821
Deferred financing costs, net	1,184	1,158
Assets held for sale	1,491	2,275
TOTAL ASSETS	$626,935	$610,128

LIABILITIES
Mortgage loans payable	$185,622	$230,443
Series B-1 Cumulative Convertible Redeemable Preferred Shares, $25 per share liquidation preference; 852,000 shares authorized and outstanding at September 30, 2011 and December 31, 2010	21,300	21,300
Secured financing	15,150	-
Revolving line of credit	-	25,450
Accounts payable and accrued liabilities	12,287	12,557
Dividends payable	5,395	4,431
Deferred income	1,550	150
Below market lease intangibles, net	2,137	2,696
Liabilities of held for sale assets	597	33
TOTAL LIABILITIES	244,038	297,060

COMMITMENTS AND CONTINGENCIES

NON-CONTROLLING REDEEMABLE PREFERRED INTEREST
Series C Cumulative Convertible Redeemable Preferred Shares, $25 per share liquidation preference, 144,000 shares authorized and outstanding at September 30, 2011 and December 31, 2010	3,221	3,221
Total non-controlling redeemable preferred interest	3,221	3,221

EQUITY
Winthrop Realty Trust Shareholders’ Equity:
Common Shares, $1 par, unlimited shares authorized; 32,958,778 and 27,030,186 issued and outstanding at September 30, 2011 and December 31, 2010, respectively	32,959	27,030
Additional paid-in capital	627,107	569,586
Accumulated distributions in excess of net income	(295,290)	(300,782)
Accumulated other comprehensive loss	-	(63)
Total Winthrop Realty Trust Shareholders’ Equity	364,776	295,771
Non-controlling interests	14,900	14,076
Total Equity	379,676	309,847
TOTAL LIABILITIES AND EQUITY	$626,935	$610,128

Further details regarding the Company’s results of operations, properties, joint ventures and tenants are available in the Company’s Form 10-Q for the quarter ended September 30, 2011 which will be filed with the Securities and Exchange Commission and will be available for download at the Company’s website HUwww.winthropreit.comUH or at the Securities and Exchange Commission website HUwww.sec.govUH.

# # #

Contact Information:

AT THE COMPANY

Thomas Staples
Chief Financial Officer
(617) 570-4614